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                                                              Exhibit 3.1.3

                                                             ENDORSED-FILED
                                    In the office of the Secretary of State
                                                 of the State of California

                                                                 DEC-3 1998

                                             BILL JONES, Secretary of State


                     CERTIFICATE OF AMENDMENT
                                 OF
                     ARTICLES OF INCORPORATION
                                 OF
                          AUDIO HIGHWAY,
                    A CALIFORNIA CORPORATION


        Nathan M. Schulhof and Grant Jasmin certify that:

        1. They are the President and Secretary, respectively, of Audio Highway, a California corporation.

        2. Article ONE of the Articles of Incorporation of this corporation is amended to read as follows:

                ONE:    The name of this corporation is audiohighway.com.

        3. Article FIVE of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

                FIVE:   The liability of directors of the corporation for
monetary damages shall be eliminated to the fullest extent permissible under California law, as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this Article FIVE by the shareholders of this corporation or otherwise shall not adversely affect any right or protection of a director or former director of this corporation existing at the time of such repeal or modification. The elimination of personal liability set forth in this Article FIVE under the General Corporation Law of the State of California shall not be denied or limited by the corporation's Bylaws.

        4. Article SIX of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:
                SIX:    The corporation is authorized to indemnify its agents
to the fullest extent permissible under California law, as the same exists or may hereafter be amended. For


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purposes of this provision, the term "agent" has the meaning set forth from time to time in Section 317 of the California Corporations Code or any successor statute. Any repeal or modification of the foregoing provisions of this Article SIX by the shareholders of this corporation or otherwise shall not adversely affect any right or protection of an agent or former agent of this corporation existing at the time of such repeal or modification. The indemnification provisions set forth in this Article SIX under the General Corporation Law of the State of California shall not be denied or limited by the corporation's Bylaws.

        5. The foregoing amendments to the Articles of Incorporation, as amended, have been duly approved by the board of directors.

        6. The foregoing amendments to the Articles of Incorporation, as amended, have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of Common Stock at the time of the action by shareholders was 3,970,585 shares. There are no other classes of voting securities of the corporation outstanding. The number of shares voting in favor of the foregoing amendments equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding capital stock.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

        Dated this 22nd day of November, 1998.



                                           /s/ Nathan M. Schulhof
                                         ------------------------------------
                                         Nathan M. Schulhof
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                           /s/ Grant Jasmin
                                         -------------------------------------
                                         Grant Jasmin
                                         EXECUTIVE VICE PRESIDENT, CHIEF
                                         OPERATING OFFICER AND SECRETARY


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